N-SAR Item 77C Exhibit

Mid Cap Growth

On February 12, 2009,
 a Special Meeting of
Shareholders for the
 Fund was held to
consider a number of
proposals. On December 1, 2008,
the record date for
the meeting,
the Fund had $260,926,303 of net assets
outstanding
of which $138,961,249 (53.26%)
of net assets were represented at the meeting.
Proposal 1
To consider and act upon a new
Investment Advisory Agreement with
Evergreen Investment Management Company, LLC:
Net assets voted  For $126,573,940
Net assets voted  Agains  $ 5,351,437
Net assets voted  Abstain $ 7,035,872


Omega

On March 12, 2009, a Special Meeting
of Shareholders
 for the Fund was held to consider
a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $418,812,028 of net assets outstanding of which $228,845,861 (54.64%) of net assets were represented at the meeting.
Proposal 1
To consider and act upon a new
investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $201,106,304
Net assets voted Against $ 7,718,277
Net assets voted Abstain $ 20,021,280


Large Company Growth

On February 12, 2009, a Special
Meeting of Shareholders
for the Fund was held to
consider a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $212,561,689 of net assets outstanding of which $121,839,581 (57.32%)
of net assets were represented at the meeting.
Proposal 1
To consider and act upon a new
Investment Advisory Agreement with
Evergreen Investment Management Company, LLC:
Net assets voted  For $110,952,883
Net assets voted Against $4,891,074
Net assets voted Abstain $ 5,995,624

Small Mid Growth Fund

On February 12, 2009, a Special
Meeting of Shareholders
for the Fund was held to
consider a number of proposals.
On December 1, 2008,
the record date for the meeting,
the Fund had $28,939,615 of net assets outstanding of which $17,883,966 (61.80%)
of net assets were represented at the meeting.
Proposal 1
To consider and act upon
a new Investment Advisory Agreement with Evergreen Investment Management Company, LLC:
Net assets voted For $17,352,815
Net assets voted Against $ 254,446
Net assets voted Abstain $ 276,705

Growth Fund

On March 12, 2009, a Special Meeting of Shareholders for the Fund was held to consider a number of proposals.
On December 1, 2008,
the record date for the meeting, the Fund had $337,818,852 of net assets outstanding of which $277,501,731 (82.15%) of net assets were represented at the meeting.
Proposal 1
To consider and act upon a new
 investment advisory agreement with
Evergreen Investment Management Company, LLC:
Net assets voted For $255,421,215
Net assets voted Against $ 2,006,186
Net assets voted Abstain $ 20,074,330